EXHIBIT 16.1

December 5, 2013

US Securities Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit – Tax – Advisory Grant Thornton LLP 200 S 6th Street, Suite 1400 Minneapolis, MN 55402-1459 T 612.332.0001 F 612.332.8361 www.GrantThornton.com

Re: Clearfield, Inc.
File No. 000-28414

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Clearfield, Inc. dated December 4, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP